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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Pete's Brewing Company and Subsidiary on Form S-8 (File No. 333-1308) of our report dated February 18, 1998, on our audits of the financial statements and financial statement schedule of Pete's Brewing Company and Subsidiary as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995 which reports are included in this Annual Report on Form 10-K.

COOPERS & LYBRAND L.L.P.

San Jose, California
March 27, 1998